Exhibit 4.52

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “ ***** “. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SUBCONTRACT

Section A — Subcontract Form
Subcontract No: MVA-2004-00001BXTR
Subcontract between:	Purchase Order No: To-Be-Determined
Acambis Inc.	Prime Contract No: To-Be-Determined
38 Sidney Street	RFP # NIH-NIAID-DMID-04-49
Cambridge, MA 02139	Contractual Officer: Roger J. McAvoy
(“Contractor” or “Acambis”)	Program Officer: Cynthia K. Lee, PhD

AND
Baxter Healthcare SA	Authorized Representative: Kim C. Bush
Hertistrassse 2	Project Officer: Andreas Wustinger
CH-8304 Wallisellen, Switzerland
(“Subcontractor” or “Baxter”)

     This Subcontract is entered into this 30th day of September, 2004, between Acambis Inc., 38 Sidney Street, Cambridge, MA 02139 (hereinafter “Contractor”) and Baxter Healthcare SA, Hertistrassse 2, CH 8304 Wallisellen, Switzerland (hereinafter “Subcontractor). This Subcontract is issued under the Prime Contract shown in the heading above, as executed between the Contractor and the United States Government, through the Department of Health and Human Services. In consideration of the mutual promises, covenants and agreements set forth herein, the parties agree that the Subcontractor shall furnish and deliver to the Contractor all the supplies and perform all the services set forth in this Subcontract, for the consideration stated herein. The rights and obligations of the parties to this Subcontract shall be subject to and governed by this Subcontract and other documents attached hereto or referenced herein.

     This Subcontract sets forth the entire agreement of the parties and supersedes any and all prior agreements of the parties, whether oral or written, concerning the subject matter hereof. Neither party has relied upon any representations, oral or written, in entering into this Subcontract that are not incorporated herein.

     This Subcontract shall not be varied or changed in its terms or conditions by any oral agreement or representation, or otherwise, except by an instrument in writing of even or subsequent date thereto, properly executed.

     The Article and Paragraph titles used herein are for convenience only and shall in no way be construed as part of this Subcontract, or as an indication of the meaning of a particular section.

     This subcontract shall not be legally binding unless and until approved in writing by the US Government Contracting Officer.

IN WITNESS WHEREOF, the parties hereto have executed this Subcontract to be effective as of the day and year first above written.

Acambis Inc.		Baxter Healthcare S.A.

(Contractor)		(Subcontractor)
By:	/s/ Roger J. McAvoy	By:	/s/ Kim C. Bush

Name: Roger J. McAvoy		Name: Kim C. Bush
Title: Vice President, Government Contracts		Title: President Vaccines, Baxter
	And Legal Affairs		BioScience

Execution Date: September 30, 2004		Execution Date: September 30, 2004

Section A — Introduction

A.1 PURPOSE

The purpose of this subcontract is to continue advanced development and manufacture of an MVA vaccine to support commercial manufacturing.

A.2 SCOPE OF WORK

Subcontractor, as an independent organization and not as an agent of the Contractor, shall furnish all labor, materials, supplies, facilities, equipment, transportation and travel necessary, to ***** other Items set forth in Section B below, according to Section J, Attachment A.

Section B – Schedule of Subcontract Items/Prices

B.1 FIRM - FIXED PRICE ITEMS (EACH ITEM/SUB LINE ITEM IS AN OPTION AND SHALL NOT BE AWARDED UNLESS AND UNTIL THE CONTRACTOR ISSUES NOTICE OF OPTION EXERCISE — SEE H.25)

LINE ITEM	DESCRIPTION	UNIT	TOTAL PRICE
CLIN 0001	Process Development, Validation, and Manufacturing	N/A	N/A

CLIN 0001AA (Milestone 1)	Product Development Plan (PDP)	Lot	*****

CLIN0001AB (Milestone 17)	PDP and Quality Systems Plan (QSP) Updates	PDP Update QSP Update	***** *****

CLIN0001AC (Milestone 2)	QSP	Lot	*****

CLIN0001AD (Milestone 5)	Regulatory Support Plan (Manufacturing)	Lot	*****

CLIN0001AE (Milestone 16)	Updated Regulatory Support Plan	Lot	*****

CLIN 0001AF (Milestone 6)	Summary Report	Lot	*****

CLIN 0001AG (Milestone 7)	Process Validation and Manufacture and Delivery of MVA Vaccine Vials	500,000 doses

LINE ITEM	DESCRIPTION	UNIT	TOTAL PRICE
		(a) (Full Testing)	(Full Testing)
		*****	*****

(b) (Full Testing
with *****)

*****

(Full Testing with
		(c) (Limited	*****)
Testing - *****)
		*****	*****

(d) Limited Testing
*****)
*****

*****

(Limited Testing)
*****

(Limited Testing
*****)
*****

CLIN 0001AH (Milestone 1)	Small-Scale Lyo Study	Lot	*****

CLIN 0002	Vaccine Stockpile Maintenance Plan	N/A	N/A

CLIN 0002AA (Milestone 8)	Maintenance, Testing, and Replenishment Plan	Lot	*****

CLIN 0003	Large-Scale Manufacturing	N/A	N/A

LINE ITEM	DESCRIPTION	UNIT	TOTAL PRICE
CLIN 0003AA (Milestone 9)	Large-Scale Production Plan	Lot	*****

CLIN 0003AB	Manufacture	2.5 million dose
(Milestone 12)	Purified Bulk	equivalent volume
Vaccine
	(Subcontractor may	(a) (Full Testing)	(Full Testing)
	prorate billings	*****	*****
based upon # equivalent
	doses/released lot)	(b) Full Testing *****
(Full Testing *****)
		*****	*****

(c) Limited Testing
Limited Testing
		*****	*****

(d) Limited Testing
		*****	(Limited Testing
*****)
*****
*****

CLIN 0003AC	Manufacture
(Milestone 12)	Purified Bulk
Vaccine (Same
	Release Criteria as	***** dose equivalent
	0003AB)	volume	*****

CLIN 0003AD	Formulate, Fill and	*****
(Milestone 13)	Finish Item 0003AB	*****	*****

CLIN 0003AE	Formulate, fill and	500,000 doses
(Milestone 13)	finish Item 0003AC	*****	*****

CLIN 0003AF	Package/Ship Vials
(Milestone 14)	of Released Vaccine
(Prorate billings
based upon # doses
	shipped in each	*****
	shipment)	(Item ***** Vials)	*****

CLIN 0003AG	Package/Ship Vials
(Milestone 14)	of Released
Vaccine) (Prorate
billings based upon
# doses shipped in
	each shipment)	*****	*****

LINE ITEM	DESCRIPTION	UNIT	TOTAL PRICE
CLIN 0004	Stockpile Maintenance/Stability Studies	N/A	N/A

CLIN 0004AA (Milestone 18)	Stability Program	Lot	*****

CLIN 0005	Replenishment Vaccine	N/A	N/A

CLIN 0005AA	Vials MVA Vaccine	Number of Lots -
(Milestone 18)		*****

(a) Full Testing
*****
(Full Testing)
*****

(b) Full Testing
with *****
(Full Testing with
*****)

(c) Limited Testing
*****
(Limited Testing)
*****

(d) Limited Testing
*****
(Limited Testing
*****)

*****

CLIN 0006	Other Direct Cost (Travel)	Lot	Est. Cost *****

Note: Items 0001AG, 0003AB, 0003AD, 0003AE, 0003AF, and 0003AG may be invoiced for partial deliveries at the unit price (if a Unit Price is stated above) or at a pro-rata amount of the Total Price for the lot (if a Unit Price is not stated), based upon the quantity of the Item delivered as the partial delivery.

Section C — Description/Specification/Work Statement

C.1

ITEMS 0001- 0005: See Section J, Attachment A for Statement of Work (SOW).

ITEM 0006: See Section G, Provisions G-7 and G-8.

C.2 REPORTING REQUIREMENTS (Applicable to All Items)

The Subcontractor shall submit a Monthly Progress Report providing the information listed below. The Subcontractor shall submit one copy of the Monthly Progress Report electronically via e-mail. Monthly progress reports are due on the 7th day of every month. Any attachments to the e-mail report shall be submitted in MS Windows readable files, such as Microsoft Word, Acrobat Reader PDF, MS PowerPoint, or MS Excel.

1.	A summary of the results of work performed during the reported period.

2.	Include pertinent data/graphs in sufficient detail to explain any significant results achieved and preliminary conclusions.

3.	Describe any problems encountered or expected to occur and described the proposed corrective action. Differences between planned and actual progress should be identified and explained, including any cost impacts arising from performance.

4.	Listing of all in-process and Quality Control testing completed during the preceding month, showing start dates and expected end dates, and the results of such tests for vaccine, diluent, Master Virus Seed and/or Production Virus Seed.

**See Section J, Attachment A, for other data requirements**

Section D — Packaging and Marking

PACKAGING AND MARKING REQUIREMENTS (ITEMS 0001AG, 0003AF, 0003AG, and 0005AA)

(a)	Packaging of vaccine for shipment shall conform to Subcontractor’s validated shipping and packaging protocol to ensure safe delivery by common carrier to place of destination named by Acambis *****. Each package shall be shipped by airway.

(b)	Subcontractor shall mark all shipping containers as “Property of the U.S. Government” and shall show the Prime Contract, and Subcontract numbers and shall identify “Acambis Inc.” as the Prime Contractor.

(c)	Shipping containers shall be marked and labeled as refrigerated or frozen materials, as required.

Section E — Inspection and Acceptance

     The following FAR clauses are incorporated herein by reference. References to the “Government” shall be deemed to refer to the “Contractor.” References to the “Contractor” shall be deemed to refer to the “Subcontractors.” To the extent that FAR clauses incorporated herein may conflict with the clauses set forth below in full text, the clauses in full text shall govern.

FAR SOURCE	TITLE AND DATE
52.246-2	Inspection of Supplies -Fixed-Price (Aug 1996)
52.246-7	Inspection of Research and Development — Fixed Price (Aug 1996)
52.246-16	Responsibility for Supplies (Apr 1984)
52. 246-4	Inspection of Services-Fixed Price (Aug 1996)

E.1 Inspection and Acceptance

(a)	Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contractual Officer, or his duly authorized representative (who for the purposes of this Subcontract shall be the Program Officer). Acambis Quality Assurance (Q/A) will inspect the deliverable items as set out in Section J, Attachment A, for conformance with subcontract requirements at Baxter’s premises with the exception of vaccine samples to be furnished to Acambis for Product Identity Testing and executed batch records and related documentation, which shall be submitted to Acambis at its place of business in the United States.

(b)	The Contractor may designate one or more representatives to perform on-site inspection(s) of the physical plant(s) on a full or part time basis. Plant inspection, at a minimum will include Master Batch Records, document control procedures, facilities, personnel training records, equipment process procedures, and Quality Assurance Program reviews.

(c)	The Contractual Officer (or his duly authorized representative) shall have the right to inspect articles, services, and documentation delivered and tendered for acceptance. Contractor shall make its best effort to inspect and accept delivered items within thirty (30) work days from the date on which the Subcontractor notifies the Contractor that the tendered items have been fully performed (including Subcontractor submission of executed batch records and samples of filled vials for Product Identity Testing by the Contractor) and are available for inspection, after which time, the tendered items shall be either 1) accepted or 2) rejected. In the absence of a rejection within forty (40) work days, the fully performed, tendered item(s) or services shall be deemed accepted. In the case of a rejection, the Contractor shall in due course provide the Subcontractor with a detailed description of the nonconformance(s) and, where applicable, evidence such as photographs of the discrepancies.

(d)	Subcontractor agrees to provide and maintain quality control systems acceptable to Contractor and to provide access to Subcontractors’ facilities at all reasonable times for surveillance by Contractor and authorized representatives of the Government .

(e)	Contractor shall have the right to audit Subcontractors’ facilities to determine compliance with (i) cGMP and (ii) applicable federal, state, and local laws, regulations and rules regarding facilities. Such audits shall be scheduled at mutually agreeable times upon two (2) business days written notice to Subcontractors and shall not occur more than one (1) time per calendar year *****. In connection with performing such audits, each party shall bear its own expenses and the Contractor shall comply with all reasonable rules and regulations promulgated by Subcontractors. All information disclosed or reviewed in such inspections shall be deemed to be the property of the Subcontractor and Subcontractor’s Confidential Information and Propriety Information.

(f)	All notices, forms, approvals, certificates, acceptances and other communications identified above may be transmitted by facsimile or electronic mail with e-signature.

E.2 RESEARCH RECORDS, INSPECTION AND CONSULTATION

(a)	The Subcontractor agrees to maintain books, records, and supporting documentation in such detail as will properly reflect all work done and results achieved in the performance of this contract, and agrees to retain and preserve the same, together with all research notes, charts, graphs, comments, computations, analysis, and other graphic or written data (collectively, “documentation”) generated in connection with performance hereunder and agrees to permit the Contractual Officer or his authorized representatives to examine and review the same at all reasonable times during said period. Contractor shall have the right to copy such documentation at Subcontractor’s facility and to retain such copies for Contractor’s records to the extent reasonably necessary for regulatory compliance and pharmacovigilence. Additionally, Subcontractor shall not destroy or dispose of such documents; but shall furnish the originals and existing copies of such documentation to Acambis, Inc upon contract completion.

(b)	The Contractual Officer or any of his authorized representatives shall have the right to inspect the work of the Subcontractor and its subcontractors, if any, and the facilities, floor plans, equipment validation, and any other information, including laboratories or other premises where the work is being performed. The Subcontractor shall provide and shall require its subcontractors to provide all reasonable facilities and assistance for the safety and convenience of such representatives in the performance of their duties. Personnel engaged in the performance of the contract shall be available at all reasonable times for consultation with such representatives. All inspections and review shall be performed in such a manner as will not unduly delay or interfere with the work.

(c)	Additionally, the Subcontractor shall inform the Contractor, in writing, of any deviations, complaints, and adverse events, as well as the results of all tests and investigations regarding or possibly impacting the safety or efficacy of the evaluated product.

E.3 *****

(a)	*****

(b)	*****

(c)

FAR SOURCE	TITLE AND DATE
52.242-15	Stop Work Order (Aug 1989) (the Contractor may exercise its rights under this clause only if and to the same extent that the Government has suspended performance under the terms of the Prime Contract)

F.1 DELIVERABLE (S) SCHEDULE

Periods of Performance: Specified completion dates are based upon the date(s) on which the Contactor has exercised the option(s) for the various items specified in Section B of the Subcontract Schedule (Dates After Receipt of Order (ARO). Time required for Contractor inspection and acceptance under Provision E.2 of delivered items shall not be counted toward the period of performance by the Subcontractor.

CLIN 0001

     CLIN 0001AA (Milestone 1) - Product Development Plan (PDP)- *****

     CLIN 0001AB (Milestone 17) - Deliver PDP Update and Quality Systems Plan (QSP) Update - *****

     CLIN 0001AC (Milestone 2) -Deliver Quality Systems Plan (QSP)- *****

     CLIN 0001AD (Milestone 5) - Regulatory Support Plan- *****

     CLIN 0001AE (Milestone 16) - Updated Regulatory Support Plan- *****

     CLIN 0001AF (Milestone 6) - Summary Report - *****

     CLIN 0001AG (Milestone 7) - Complete Process Validation and Produce/Deliver ***** doses MVA vaccine- *****

     CLIN 0001AH (Milestone 1) - Small Scale Lyophilization Study - *****

CLIN 0002

     CLIN 0002AA (Milestone 8) - Develop plan to Maintain, Test, and Replenish MVA vaccine stockpile- *****

CLIN 0003

     CLIN 0003AA (Milestone 9) - Large Scale Production Plan (50 million doses)- *****

     CLIN 0003AB (Milestone 12) - Manufacture Purified Bulk vaccine 2.5 million doses - *****

     CLIN 0003AC (Milestone 12) - Deliver 500,000 additional dose-equivalent purified bulk vaccine if 500,000 doses from Milestone 7 not produced from conformance lots that successfully established consistency of manufacture - *****

     CLIN 0003AD (Milestone 13) - Formulate, fill and finish, and label ***** doses MVA            vaccine - *****

     CLIN 0003AE (Milestone 13) (Option) -Formulate, fill and finish, and label ***** doses- *****

     CLIN 0003AF (Milestone 14) - Package/Ship ***** dose vials MVA -*****

     CLIN 0003AG (Milestone 14) - Package/Ship additional ***** vials MVA-*****

CLIN 0004

     CLIN 0004AA (Milestone 18) - Stability Study Program – From option exercise until *****

CLIN 0005

     CLIN 0005AA (Milestone 18) - Replenish Government stockpile, as ordered — Ordered vaccine shall be delivered within a reasonable time ARO, as mutually agreed between the parties.

CLIN 0006 - Perform necessary travel to accomplish SOW from Subcontract Award through Completion

** For Option Exercise Clause, see Special Contract Provision H.25.

Section G — Subcontract Administration Data

G.1 INVOICE/VOUCHER SUBMISSION

Invoices (Fixed-Price)

(1)	Subcontractor shall submit an original and three (3) copies of Subcontract invoices to:

Acambis Inc.
Accounts Payable
38 Sidney Street
Cambridge, MA 02139

(2)	Subcontractor agrees to include (at a minimum) the following information on each invoice:

i.	Subcontractor’s Name & Address;

ii.	Subcontractor’s Tax Identification Number (TIN);

iii.	Prime Contract, Subcontract, and Purchase Order Numbers (and

iv.	Invoice Number;

v.	Invoice Date;

vi.	Subcontract ITEM Number (See Section B);

vii.	Quantity;

viii.	Unit Price;

ix.	Total Amount of Invoice;

x.	Name, title and telephone number of person to be notified in the event of a defective invoice;

xi.	Payment Address, if different from the information in (2) i. above;

xii.	Electronic Funds Transfer Information (EFT)

xiii.	For Other Direct Costs (Item 0005), an itemized listing of expenses for which reimbursement is sought, supported by receipts for each item of expense exceeding $75.00.

(3)	Any invoice not containing the above information/documentation may be considered defective and returned to the Subcontractor without payment within five (5) business days.

G.2 CONTRACTOR’S OBLIGATION TO PAY

Subcontractor may submit an invoice for payment upon Subcontractor shipment of any end item(s) accepted by the Contractor. Contractor agrees to make payment by wire within thirty (30) days following receipt of a properly submitted invoice from the Subcontractor. Payment shall be deemed to have been “made” on the date that the electronic transfer of funds has been authorized. Late payments (other than as to amounts for which Contractor liability to Subcontractors is in dispute under Paragraph H. 19 DISPUTES or Paragraph H. 21 CLAIMS INVOLVING THE GOVERNMENT) shall accrue simple interest (at the then prime rate as published by the Federal Reserve Board) from thirty (30) days after receipt of a proper invoice from the Subcontractor until the date of payment.

G.3 PROGRAM/PROJECT OFFICER(S)

I. For the Contractor:

(a)	Performance of the work hereunder shall be subject to the technical directions of the designated Program Officer for this Subcontract.

(b)	The Program Officer is not authorized to change any of the terms or conditions of the Subcontract. In the event that the Subcontractor believes that implementation of any of the direction issued by the Program Officer constitute a change to the Subcontract requirements or to otherwise warrant an adjustment to Subcontract price, Subcontractor shall promptly notify the Program Officer and the Contractual Officer in writing.

(c)	Contractor may from time to time change the person designated as the Program Officer for this Subcontract by delivering a written notice of such change to Subcontractors.

(d)	The designated Program Officer for this project is:

Cynthia K. Lee, PhD Principal Investigator ***** ***** ***** ***** *****

II. For the Subcontractor:

(a)	Correspondence for technical performance of the work hereunder shall be addressed to the Subcontractor’s designated Project Officer.

(b)	The Project Officer is not authorized to change any of the terms or conditions of the Subcontract.

(c)	The designated Project Officer for this project is:

Andreas Wustinger
Senior Project Manager
*****
*****
*****
*****
*****

G.4 CONTRACTUAL OFFICER

(a)	The Contractual Officer is the only individual who can legally commit the contractor to the expenditure of funds. No other person other than the Contractual Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this subcontract. Such changes may only be made by mutual agreement of the parties through their duly authorized representatives, in writing. If any such change causes an increase or decrease in the cost of, or the time required for work under this Subcontract, whether or not changed, the Subcontract price and delivery schedule shall be subject to equitable adjustment.

(b)	No information, other than that which may be contained in an authorized modification to this Subcontract, duly issued by the Contractual Officer, which may be received from any person employed by the Contractor, or otherwise, shall be considered grounds for deviation from any stipulation of this Subcontract.

(c)	Contractor may from time to time change the person designated as the Contractual Officer for this Subcontract by delivering a written notice of such change to Subcontractor. Except for changes mutually agreed to by the parties under subparagraph (a) above, the Subcontractor must assert its right to an equitable adjustment for any changes under this clause within 30 days from actual or constructive notice or knowledge of the event that gave rise to the equitable adjustment sought. However, if the Contractual Officer decides that the facts justify it, the Contracting Officer may receive and act upon a proposal for equitable adjustment submitted before final payment.

(d)	The designated Contractual Officer for this Subcontract is:

Roger J. McAvoy
Vice President, *****
*****
*****
*****
*****
*****
*****

(e)	Contractor designates the following individual and agrees to make such individual available to Subcontractor for receipt of subcontract administration matters:

NAME: Mark S. Stay
ADDRESS: *****

                    *****
                    *****

TELEPHONE: *****
FAX: *****
E-MAIL: *****

G. 5 AUTHORIZED REPRESENTATIVE OF SUBCONTRACTOR

(a)	The Authorized Representative of Subcontractor is the only individual who can legally commit the Subcontractor. No person other than the Authorized Representative of Subcontractor can agree to any changes to the terms, conditions, general provisions, or other stipulations of this Subcontract.

(b)	No information, which may be received from any person employed by Subcontractor other than from the Subcontractor’s Authorized Representative, shall be considered grounds for deviation from any stipulation of this Subcontract.

(c)	Subcontractor may from time to time change the person designated as the Authorized Representative for this Subcontract by delivering a written notice of such change to Contractor.

(d)	The Authorized Representative of the Subcontractor for this Subcontract is:

Kim C. Bush
President Vaccines, *****
*****
*****
*****
*****
*****

G.6 SUBCONTRACT COMMUNICATIONS/CORRESPONDENCE

Subcontractor shall identify all correspondence, reports, and other data pertinent to this Subcontract by imprinting thereon the Subcontract number from Page 1 of the Subcontract.

G.7 REIMBURSEMENT OF OTHER DIRECT COSTS (CLIN 0006 only)

(a) Contractor shall reimburse the Subcontractor its allowable costs incurred and properly allocable to this contract, in accordance with the clause entitled Allowable Cost and Payment (See Section I). Costs that may be allowable include the following:

(1)	Travel costs plus per diem or actual subsistence for personnel while in an actual travel status in direct performance of the work and services required under this contract. These costs will be in accordance with the Subcontractor’s policy and subject to the following:

(i)	Air travel shall be by the most direct route using “air coach” or “air tourist” (less than first class) unless use of air coach or air tourist is clearly unreasonable or impractical (e.g., not available for reasons other than avoidable delay in making reservations, would require circuitous routing or entail additional expense offsetting the savings on fare, or would not make necessary connections).

(ii)	Rail travel shall be by the most direct route, first class with lower berth or nearest equivalent.

(iii)	Costs incurred for lodging, meals, and incidental expenses shall be considered reasonable and allowable to the extent that they do not exceed on a daily basis the per diem rates set forth in the Federal Travel Regulation (FTR).

(iv)	Travel via privately owned automobile shall be reimbursed at not more than the current General Services Administration (GSA) FTR established mileage rate.

(v)	All allowable travel costs under this paragraph will be invoiced and reimbursed in US dollars. Conversion to US dollars from foreign currency will be as of the date the cost was incurred. Receipts in excess of $75.00 must be provided with the invoice.

G.8 LIMITATION OF COST (CLIN 0006 only)

(a)	It is estimated that the cost to the Contractor for the performance of CLIN 0006 of this Contract will not exceed the estimated cost set forth in the Subcontract Schedule. Subcontractor agrees to use reasonable efforts to perform the work specified in the Schedule within such estimated cost.

(b)	If at any time the Subcontractor has reason to believe that the costs that it expects to incur subject to reimbursement under Item 0006 within the next succeeding thirty (30) days,

(c)	when added to all Other Direct Costs previously incurred and subject to reimbursement under Item 0006, will exceed seventy-five percent (75%) of the total estimated cost for Item 0006 as shown in the Subcontract Schedule, the Subcontractor shall notify the Contractual Officer in writing to that effect. The notice shall state the estimated amount of additional funds required to continue performance for the duration of the Subcontract period of performance for “Other Direct Costs” required.

(d)	Except as required by other provisions of this contract specifically citing and stating that they are an exception to this provision, the Contractor shall not be obligated to reimburse the Subcontractor for Other Direct Costs incurred in excess of the Estimated Cost for Item 0006 as set forth in the Subcontract Schedule and the Subcontractor shall not be obligated to incur Other Direct Costs in excess of the Estimated Cost for Item 0006, unless, and until, the Contractual Officer has notified the Subcontractor in writing that the Estimated Cost for Item 0006 has been increased and the amount of such increase. No notice, communication, or representation in any other form, or from any person other than the Contractual Officer, shall be deemed to be an increase to the Estimated Cost of Item 0006. When and if the Estimated Cost for Item 0006 in the Subcontract Schedule is increased by the Contractual Officer, the Subcontractor shall be entitled to reimbursement of any Other Direct Costs incurred, whether incurred before or after the date on which the Contractual Officer notified the Subcontractor that the Estimated Cost of Item 0006 has been increased, to the extent that such costs are allowable Other Direct Costs properly allocable to this subcontract. If the Contractual Officer issues a termination or other notice, the Contractual Officer may increase the Estimated Cost for Item 0006 and direct that the increase be used solely for the purpose of Other Direct Costs associated with termination activities.

(e)	Change orders issued pursuant to the Changes clause shall not be considered an authorization to the Subcontractor to exceed the Estimated Cost for Item 0006 in the absence of a statement in the change order, or other contractual modification, increasing the Estimated Cost of Item 0006 set forth in the Subcontract Schedule.

G.9 Performance-Based Payments

     The Contractor shall make payment for completed item(s) when such items have been delivered and accepted, as specified by Subcontract Provision G.2 and B1. The following item(s), however, involve substantial efforts/costs to be incurred by the Subcontractor before the item is completed and delivered under the terms of the Subcontract. For the Item(s) specified below, performance-based payments shall be made to the Subcontractor in accordance with the Performance - Based Payments clause of this Subcontract. Such performance-based payments may be invoiced upon successful completion of the specified milestone.

LINE ITEM	DESCRIPTION	TOTAL PRICE	MILESTONE EVENT	MILESTONE PAYMENT
0004AA	Stability Program	*****	*****	*****
Subcontract Award

			*****	*****
Subcontract Award

			Completion of 0004AA	Balance of Item
Price

Section H — Special Subcontract Requirements

H.1 KEY PERSONNEL

The key personnel cited below are considered essential to the work being performed under the Subcontract. If these individuals leave the Subcontractor’s employ or are reassigned to other programs, Subcontractor shall notify the Contractual Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. The Subcontractor shall not divert or replace such individuals without the written consent of the Contractual Officer, which shall not be unreasonably withheld.

Personnel	Title	Organization
Andreas Wustinger	Senior Project Manager, Vaccines	Baxter Bioscience
Noel Barrett, Ph.D.	Sr.Vice-President	Baxter BioScience
Global R&D Vaccines

H.2 PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES

Subcontractor is hereby notified of the restrictions on the use of DHHS’s funding for lobbying of federal, state and local legislative bodies.

Section 1352 of Title 31, United Stated Code among other things, prohibits a recipient (and their subcontractors) of a federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered federal actions; the awarding of any federal contract; the making of any federal grant; the making of any federal loan; the entering into of any cooperative agreement; or the modification of any federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12.

In addition, the current DHHS Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any state or local legislature except in presentation to the Congress, or any state or local legislative body itself.

The current DHHS Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any state or local legislature.

H.3 INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS

Subcontractor shall:

(a) Maintain an appropriate written, enforced policy on conflict of interest that complies with 42 CFR Part 50 Subpart F and/or 45 CFR Part 94 as appropriate and inform each investigator of the Subcontractor’s (Institution’s) policy, the Investigator’s reporting responsibilities, and the applicable regulations. If the Institution carries out the NIH funded research through subgrantees, subcontractors or collaborators, the Institution must take reasonable steps to ensure that Investigators working for such entities comply with the regulations, either by requiring those investigators to comply with the Institution’s policy or by requiring the entities to provide assurances to the Institution that will enable the Institution to comply with the regulations.

(b) Designate an Institutional official(s) to solicit and review financial disclosure statements from each Investigator who is planning to participate in NIH-funded research.

(c) Require that by the time an application/proposal is submitted to the NIH, each investigator who is planning to participate in the NIH-funded research has submitted to the designated official(s) a listing of his/her known Significant Financial Interests (and those of his/her spouse and dependent children): (i) that would reasonably appear to be affected by the research for which the NIH funding is sought; and (ii) in entities whose financial interests would reasonably appear to be affected by the research. All financial disclosures must be updated during the period of the award, either on an annual basis or as new reportable Significant Financial Interests are obtained.

(d) Provide guidelines consistent with the regulations for the designated official(s) to identify conflicting interests and take such actions as necessary to ensure that such conflicting interests will be managed, reduced, or eliminated.

(e) Maintain records, identifiable to each award, of all financial disclosures and all actions taken by the institution with respect to each conflicting interest for: (1) in the case of grants, at least three years from the date of submission of the final expenditures report or, where applicable, from other dates specified in 45 CFR Part 74.53(b) and (2) in the case of contracts, 3 years after final payment or, where applicable, for the other time period specified in 48 CFR Part 4 Subpart 4.7, Contract Records Retention.

(f) Establish adequate enforcement mechanisms and provide for sanctions where appropriate.

(g) Certify, in each application/proposal for funding to which the regulations applies, that:

      1) there is in effect at the Institution a written and enforced administrative process to identify and manage, reduce or eliminate conflicting interests with respect to all research projects for which funding is sought from the NIH;

      2) prior to the Institution’s expenditure of any funds under the award, the Institution will report to the Contractor (awarding component) the existence of a conflicting interest (but not the nature of the interest or other details) found by the Institution and assure that the interest has been managed, reduced or eliminated in accord with the regulations; and for any interest that the Institution identifies as conflicting subsequent to the expenditure of funds after award, the report will be made and the conflicting interest managed, reduced, or eliminated, at least on a temporary basis within sixty days of that identification;

      3) the Institution agrees to make information available, upon request, to the awarding component regarding all conflicting interests identified by the Institution and how those interested have been managed, reduced, or eliminated to protect the research from bias; and 4) the Institution will otherwise comply with the regulations.

H.4 INSTITUTIONAL MANAGEMENT OF CONFLICTING INTERESTS

(a) The designated official(s) must: (1) review all financial disclosures; and (2) determine whether conflict of interest exists, and if so, determine what actions should be taken by the Institution to manage, reduce or eliminate such conflict of interest. A conflict of interest exists when the designated official(s) reasonably determines that a Significant Financial Interest could directly and significantly affect the design, conduct, or reporting of the NIH-funded research.

(b) Examples of conditions or restrictions that might be imposed to manage actual or potential conflicts of interests include, but are not limited to:

(i) public disclosure of significant financial interests;

(ii) monitoring of research by independent reviewers;

(iii) modification of the research plan;

(iv) disqualification of the Investigator(s) from participation in all or a portion of the research funded by the    awarding component;

(v) divestiture of significant financial interests; or,

(vi) severance of relationships that create actual or potential conflicts of interests.

(c) An Institution may require the management of other conflicting financial interests in addition to those described in paragraph (a) of this section, as the Institution deems appropriate.

H.5 REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

The Representations, Certifications and Other Statements of Offerors submitted by Subcontractor, Section J, Attachment B, are hereby incorporated by reference, with the same force and effect as if they were given in full text.

H.6 LABORATORY LICENSE REQUIREMENTS

The Subcontractor shall comply with all applicable FDA requirements and the requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended) to the extent applicable to subcontract performance. This requirement shall also be included in any lower-tier subcontract awarded by the Subcontractor

H.7 MANUFACTURING STANDARDS

(a)	The current Good Manufacturing Practices (cGMP) regulations (21 CFR Parts 210-211) will be the standard to be applied for manufacturing under this Subcontract.

(b)	If at any time during the life of the Subcontract, Subcontractor fails to comply with cGMP in the manufacturing of the vaccine and such failure results in a material adverse effect on the safety, purity or potency of this vaccine (a material failure) as identified by the Center for Biologics Evaluation and Research of the FDA, the Subcontractor shall have thirty (30) calendar days from the time such material failure is identified within which to cure such material failure. If the Subcontractor fails to take such action within the thirty (30) calendar day period, the Subcontract may be terminated.

H.8 DISSEMINATION OF INFORMATION

Information related to this Subcontract or to data obtained or generated under this Subcontract may be released or publicized only after coordination with the Contractual Officer, provided, however, that the Subcontractor may, notwithstanding anything in this clause, disclose such information to third parties, under appropriate confidentiality restrictions, as may be necessary or useful in connection with the manufacturing or storage of MVA vaccine hereunder.

H.9 CONFIDENTIALITY OF PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY RIGHTS

*****

H. 10 MANUFACTURING SITE

The manufacturing site for vaccine under this Subcontract shall be at the address shown below. Alternate sites may be used upon receipt of written approval from the Contractual Officer.

*****

H. 11 GOVERNMENT PROPERTY/CONTRACTOR FURNISHED PROPERTY

Subcontractor shall be responsible for the control and accountable record keeping for all Government Property in its possession under this subcontract in accordance with FAR Subpart 45.5. Similar controls and record keeping procedures shall be used for any Contractor-furnished property as well.

The Subcontract Program Officer (or her duly authorized representative) shall be the Contractor’s Property Administrator for any Government or Contractor-furnished property under this Subcontract. The Subcontractor agrees to furnish information regarding any Government property (or any Contractor-furnished property) under this Subcontract to the respective Property Administrator, an authorized representative, or a duly designated successor(s). Any inquiry from or information proposed to be furnished to the Government Property Administrator shall be promptly reported to Contractor’s Property Administrator before furnishing information to the Government representative.

The following Government property shall be furnished to the Subcontractor “as is” under this Subcontract. Such items shall be marked as U.S. Government Property, with Subcontract No. MVA-2004-00001(BXTR), the Prime Contract No. (TBD), (Acambis Inc, Prime Contractor) (if not already so marked when received) and shall be managed and administered while in Subcontractor’s possession in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245-2:

*****

*****

The following Acambis property shall be furnished to the Subcontractor “as is” for use in performance of the Subcontract:

*****

*****

Any residual Acambis-furnished property (and related documentation provided by Acambis) shall be returned to the Contractor upon subcontract completion, at Contractor expense.

H.12 LIMITATION OF LIABILITY

*****

H.13 ASSIGNMENT OF CLAIMS

Assignment of this Subcontract, or any interest therein, or any payment due or to become due thereunder, without the prior written consent of Contractor, which shall not be unreasonably withheld, shall be void. Should Contractor approve any assignment thereof, in no event shall any copy of any part or all of this Subcontract which is marked “Top Secret”, “Secret,” “Confidential”, or “Proprietary Information” be furnished to any assignee of any claim arising under this Subcontract, or to any person not entitled to receive the same, without prior written consent of Contractor.

H.14 VALIDITY OF INDIVIDUAL PROVISION

The invalidity, in whole or in part, of any provision of this Subcontract shall not void or otherwise affect the validity of any other provision.

H. 15 WAIVER OF BREACH

No waiver of a breach of any provision of this Subcontract shall constitute a waiver of any other breach of such provision, nor shall waiver of breach of any provision of this contract constitute a waiver of breach of any other provision of this contract. Failure of any party to enforce at any time, or from time to time, any provision of this Subcontract shall not be construed as a waiver thereof. The remedies herein shall be cumulative and additional to any other remedies in law and in equity.

H. 16 COMPLIANCE WITH LAWS

Each party agrees to comply with all applicable U.S. federal, state and municipal laws and ordinances and all rules and regulations thereunder. *****

H.17 INDEPENDENT CONTRACTOR

It is understood and agreed that Subcontractor is an independent contractor in all its operations and activities hereunder; that the employees furnished by Subcontractor to perform work hereunder shall be deemed to be Subcontractor’s employees exclusively, without any relationship to Contractor with respect to their employment; that said employees shall be paid by Subcontractor for all services in this connection, and that Subcontractor shall be responsible for all obligations and reports covering Social Security, unemployment insurance, workers’ compensation, income tax, and other reports and deductions required by state, U.S. federal, or foreign law.

H.18 SOLICITATION OF EMPLOYEES

Each of the parties agrees that, during the term of this Subcontract and for a period of one (1) year thereafter, it will not directly solicit or recruit the employees of the other party associated with the performance of this Subcontract. Nothing herein shall preclude any employee of any party from pursuing and securing employment opportunities with another party on such employee’s own initiation.

H.19 DISPUTES

Any dispute arising under or related to the performance of this Subcontract, including the breach, termination, or validity thereof, that is not resolved by good faith negotiations shall, upon the written request of either party, be submitted to non-binding arbitration to be conducted in accordance with the rules of the CPR Institute for Dispute Resolution for Non-Administered Arbitration by a sole arbitrator who is a member of the National Health Lawyers Association or another mutually agreeable individual. Such arbitrator shall set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall determine the dispute in accordance with the substantive rules of law (but not the rules of procedure) as required by Paragraph H.21 below. The arbitration shall take place in Delaware. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, and, where applicable, the Patent Arbitration Act, 35 U.S.C. § 294. Each party shall bear its own costs of such arbitration and shall equally share the common costs of the arbitration.

In the event that non-binding arbitration fails to resolve a dispute, any legal proceedings between the Contractor and the Subcontractor shall be brought and jurisdiction and venue shall be proper only in the United States District Court for the District of Delaware, or if jurisdiction is lacking, the Courts of the State of Delaware.

Pending final resolution of any dispute, as evidenced by a written agreement of the parties, or in the event of legal proceedings, as evidenced by final judgment by a court of competent jurisdiction, the parties shall proceed diligently with the performance of their respective responsibilities under this Subcontract, except to the extent that Contractor may have terminated the Subcontract.

Any reference to disputes procedures in FAR clauses incorporated into this Subcontract by reference shall be deemed to refer to this provision.

H.20 GOVERNING LAW

The validity, construction, scope and performance of this Subcontract, including any attachments and modifications hereto, and all disputes related thereto, shall be governed by the laws of the State of Delaware, without regard to its “Choice of Law” provisions; except that with respect to any provisions “flowed-down” from the Prime Contract or based upon FAR clauses, such provisions shall be interpreted and governed by the body of federal government procurement law interpreting such provisions.

H.21 CLAIMS INVOLVING THE GOVERNMENT

(a)	Government Claims Against Contractor and Contractor Claims Against the Government - To the extent that the Contractor may present any request for equitable adjustment, request for schedule extension, settlement proposal, or other matter to the Government that may become a “claim” under the Contract Disputes Act of 1978 (41 U.S.C. 604)(hereinafter referred to as the Contract Disputes Act); or, to the extent that the Government may assert any claim against the Contractor, the Parties agree:

(1)	To the extent that such matters involve the performance of this Subcontract, Subcontractors shall fully cooperate with the Contractor, provide supporting documentation, witnesses, statements, and otherwise participate in negotiations with or litigation against the Government, to the extent reasonably requested by the Contractor.

(2)	That the Subcontractor shall not be bound by any settlement the Contractor may make with the Government or other compromise with respect to any matter within the coverage of paragraph (a)(1) above unless the Subcontractor agrees to such settlement or compromise in writing.

(3)	That, if the Government issues a final decision of the Contracting Officer under the terms of the Prime Contract with respect to any claim described in paragraph (a) above, and the Contractor elects not to file an appeal from such final decision under the Disputes provisions of the Prime Contract, within sixty (60) days of Contractor receipt of such final decision; the Contractor may authorize the Subcontractor to appeal such final decision, in the name of and with the consent of the Contractor, at the Subcontractor’s expense. In the event that the Subcontractor elects to appeal any such final decision, the Contractor

(4)	shall cooperate with the Subcontractor in the same manner provided in subparagraph (1) above with respect to Subcontractor cooperation with the Contractor.

(b)	Subcontractor Claims Against the Government - To the extent that the costs of Subcontract performance have been increased or the schedule or manner of Subcontract performance has been adversely affected by actions or inactions of the Government, and the Subcontractor request consent to pursue a claim against the Government, the Parties agree as follows:

If the subject matter of the Subcontractor claim is not within the coverage of a matter governed by paragraph (a) above, Subcontractor shall submit to the Contractor a fully supported claim with respect to such matter no later than final payment under this Subcontract.

If the Parties are unable to resolve the Subcontractor’ claim within ninety (90) days of Subcontractor’s submission to the Contractor, the Contractor may either: (A) Present a request for equitable adjustment or other relief, as appropriate, to the Government, which submission shall embody the Subcontractor’s claim and shall be governed by paragraph (a) above, or (B) may authorize the Subcontractor to assert such claim against the Government on behalf of the Contractor, to negotiate a settlement thereof, and to prosecute any appeal from any final decision of the Government Contracting Officer with respect to such claim, in the name of and with the consent of the Contractor.

(c)	If the Contractor authorizes the Subcontractor to assert any claim against the Government in the name of the Contractor, or to prosecute an appeal from the final decision of the Government Contracting Officer, in the name of and with the consent of the Contractor, if the claim is subject to certification by the Contractor under the Contract Disputes Act, Subcontractor shall submit with their claim, when submitted to the Contractor under paragraph (b)(1), a certification that: (i) the claim is made in good faith, (ii) the supporting data are accurate and complete to the best of the Subcontractors’ knowledge and belief, and (iii) the amount requested accurately reflects the Subcontract adjustment for which Subcontractors believe the Government through the Contractor is liable; furthermore, such certification shall be executed by a person duly authorized to certify the claim and bind Subcontractor, and Subcontractor shall indemnify and hold Contractor harmless from damages, judgments, costs (including reasonable attorneys’ fees), and other liabilities arising from any breach of such certification or any violation of section 5 of the Contract Disputes Act of 1978 (41 U.S.C. § 604) or any violation of common law or statutory prohibitions against misrepresentations, fraud or false statements.

(d)	Contractor shall include interest in the amount of any Subcontract price adjustment to which the Subcontractors are found entitled on any Subcontractor claim. Such interest shall be computed from (1) the date the Contractor received the Subcontractor’s claim (certified, if required) or (2) from the date that such Subcontract payments would otherwise be due, if such date is later, until the date of payment to the Subcontractor. If the Subcontractor’s certification was defective, but is cured prior to the date of settlement or the date on which the Board of Contract Appeals or Court enters judgment, such defect shall not affect the computation of interest to which the Subcontractor is entitled. Simple interest shall be paid at the rate fixed by the Secretary of the Treasury under the Contract Disputes Act, from the date such interest is first payable until payment to the Subcontractor, as such rate may be adjusted by the Secretary of the Treasury each six months during the pendency of the claim.

(e)	The Contractor and Subcontractor shall each bear their own costs of prosecuting any claims under this provision.

(f)	With respect to any claim under this provision affecting both the Contractor and the Subcontractor, the parties agree to enter into a formal or informal joint defense agreement, the parameters of which shall be mutually agreed upon by the parties, and further to (i) promptly cooperate in the case, (ii) grant reasonable requests to make records and employees available to the other party, (iii) provide to the other party free of charge, copies of all pleadings, filings, and communications with the Government, and (iv) inform the other party of all oral communications with the Government.

(g)	Nothing in this Subcontract shall be construed to grant the Subcontractor the right to file any claim under this Subcontract directly against the Government or to appeal, other than in the name of and with the consent of the Contractor, any final decision of the Government Contracting Officer under the Disputes clause of the Prime Contract.

H.22 PRODUCT CHANGES, COMPLAINTS, AND ADVERSE EVENTS

(a)	Subcontractor agrees to inform Contractor within fifteen (15) calendar days of the result of any regulatory development or change to vaccine-specific standard operating procedures that materially affect the production of the vaccine. Subcontractor shall notify Contractor of and require written approval from Contractor for change to master batch records and vaccine specifications prior to the production of the vaccine.

(b)	***** Subcontractor agrees to inform Contractor of any manufacturing deviations that might be reportable under 21 CFR 600.14 within ten (10) calendar days of obtaining such information.

(c)	***** Subcontractor and Contractor shall report to the other any information that they have knowledge of concerning any adverse drug experience in connection with the use of the vaccine, including the incidence or severity thereof, associated with non-clinical toxicity studies, clinical uses, studies, investigations or tests, whether or not determined to be attributable to the vaccine. Reports of routine adverse drug experiences of the type defined in Section 214.80 of Title 21 of the United States Code of Federal Regulations shall be exchanged by each party on a quarterly basis. Reports of serious adverse drug experiences of the type defined in Sections 312.32 and 314.80 of Title 21 of the United States Code of Federal Regulations shall be made available to the other party within five (5) calendar days after a party becomes aware of such adverse drug experience. Upon receipt of any such information concerning any serious drug experience by either the Subcontractor or the Contractor, the parties shall promptly consult each other and use their best efforts to arrive at a mutually acceptable procedure for taking such possible actions as appropriate or required under the circumstances. The Contractor shall promptly provide a copy of any report filed with and communications received from the US FDA related to product complaints or (serious) adverse drug experiences.

(d)	The parties will inform each other within forty-eight (48) hours of notice of any inspection by the competent authorities related to the vaccine or the production, testing, or packaging of the same. A copy of all observations and all warning letters concerning the production, storage, and distribution of the vaccine and any related correspondence, will be promptly provided by the affected party to the other party. The non-affected party will assist in responding to observations or warning letters, but the final responsibility for responding to such matters will be that of the party to whom the FDA or other competent authority directed the inquiry or act.

H.23 PRODUCT RECALL AND FIELD CORRECTIVE ACTIONS

In the event Contractor shall be required to recall any vaccine furnished under this subcontract because such vaccine may violate local, state or federal laws or regulations or the product specifications, or in the event that Contractor elects to institute a voluntary recall, Contractor shall be responsible for coordinating such recall and shall, except as provided below, bear all related cost and expenses. Contractor shall promptly notify Subcontractor if any vaccine is the subject of a recall and provide Subcontractor with a copy of all documents relating to such recall.

Subcontractor shall cooperate with Contractor in connection with any recall at Contractor’s expense, except in the event that a recall (which term includes any product withdrawal or field correction) is necessary because either (i) the Subcontractor has delivered a non-conforming product to Contractor, or (ii) such recall was due to the negligence of Subcontractor, Subcontractor shall bear all reasonable costs associated with such recall (including, but not limited to, costs associated with receiving and administering the recalled vaccine and notification of the recall to those persons whom Contractor deems appropriate).

H.24 TRUTH-IN-NEGOTIATIONS/PROCUREMENT INTEGRITY

Subcontractor shall indemnify and hold the Contractor harmless from any liability that the Contractor may have to the U.S. Government based upon any cost or pricing data (as defined in FAR Subpart 15.4) that the Subcontractor submitted to the Contractor or to the U.S. Government, or that Subcontractor was required to submit, but failed to do so, that was not accurate, current, and complete, as required by the Truth-in-Negotiations Act (41 U.S.C. 254b). Additionally, the Subcontractor shall indemnify the Contractor from any liability of the Contractor to the Federal Government due to any subcontractor activities determined by the Government to violate subsection 27 (a), (b), or (c) of the Office of Federal Procurement Policy act, 41 USC §423, as amended (See FAR 52.203-10).

H.25 OPTION FOR ADDITIONAL SPECIFIED ITEMS

The Contractor may require the delivery of each of the numbered line items separately identified in the Subcontract Schedule (Section B) as an option item, on the terms and at the price stated in Section B. The Contracting Officer may exercise the option(s) at various times by furnishing written notice to the Subcontractor that the option item or items are being exercised. Except as stated below, Option Item(s) shall be exercised within thirty (30) days after the U.S. Government provides sufficient funding to the Prime Contractor for performance of the Milestone to which the Subcontract Item relates. Option Item(s) 0003AE (Milestone 13) and 0003AG (Milestone 14) shall be exercised within fifteen (15) days after the later of the date of Contractor acceptance *****.

H.26 JOINT DEVELOPMENT EFFORTS

(a)	Subcontractor representatives shall participate in Contractor technical/regulatory meetings with the NIH Project Officer, the FDA, or other government agencies, when requested by the Contractor if three (3) business days advance notice of the meeting is given to the Subcontractor.

(b)	In addition to the meetings set forth in subparagraph (a), Subcontractor representatives from affected functional areas (manufacturing, regulatory, etc.) shall have the right to attend any technical/regulatory meetings with the NIH Project Officer, the FDA, or other government agencies unless the U.S. Government has requested an “Acambis-only” meeting.

(c)	It is understood that Acambis, being the prime contractor ***** will actively lead the discussions in any meetings with government agencies and that Baxter shall participate as an observer to support Acambis on its request. Acambis shall give Baxter advance notice of any technical/regulatory meetings with the U.S. Government and the agenda of item(s) to be discussed, at least three (3) business days before the date scheduled for the meeting, if feasible. A copy of any post-meeting minutes for matters pertaining to product development or manufacturing shall also be provided to the Baxter Project Officer.

(d)	The Contractor shall review the plans delivered by the Subcontractor under this Subcontract and shall provide to the Subcontractor any comments or changes proposed by the Contractor before submitting such plans to the Government under the prime contract. Additionally, the Contractor shall provide the Subcontractor with a copy of the final plan(s) submitted to the Government and any Government comments made with respect to such plans.

Section I — Subcontract Clauses

Section I-1 — CLAUSES INCORPORATED BY REFERENCE

The Federal Acquisition Regulation (FAR) and Health And Human Services Supplemental Acquisition Regulation (HHSAR) clauses identified herein below are hereby incorporated into this Subcontract by reference with full force and effect. The additional HHSAR clauses augment and supplement the FAR clauses, taking precedence thereover to any extent inconsistent therewith.

All such clauses, as well as any other FAR or HHSAR clauses referred to elsewhere in this Subcontract, shall with respect to the rights, duties, and obligations of the Contractor and the Subcontractor thereunder, be interpreted and construed in such manner as to recognize and give effect to (i) the contractual relationship between the Contractor and Subcontractor under this Subcontract and (ii) the rights of the Government with respect thereto under the Prime Contract from which such clauses are derived. Where rights, duties and obligations are expressed herein as applying to the “Government,” the “United States,” or the “Contracting Officer”, they shall generally apply by reason of the flow down to the “Contractor”; and where expressed herein as applying to the “Contractor”, they shall generally apply by reason of the flow down to the “Subcontractor”. However, the terms “Government” or “Contracting Officer” do not change (i) in the phrases “Government Property”; “Government-Owned Property,” “Government Equipment” or “Government-Owned Equipment” except with respect to property identified in provision H.12 as Contractor-Furnished Property; (ii) when a right, act, authorization or obligation can only be exercised by the Government or the Contracting Officer under the prime contract or his duly authorized representative, (iii) when title to property is to be transferred directly to the Government and (iv) in

FAR 52.227-1 and 52.227-2. To the extent there is a conflict between the FAR or HHSAR clauses incorporated by reference and the text of this Subcontract, the text of the Subcontract shall have precedence.

FAR SOURCE	TITLE AND DATE
52.203-12	Limitation on Payment to Influence Certain Federal Transactions (Jun 1997)
52.215-17	Waiver of Facilities Capital Cost of Money (Oct 1997)

52.215-21	Requirements for Cost or Pricing Data or Information Other than Cost or Pricing Data — Modifications (Oct 1997)

52.216-7	Allowable Cost and Payment (Feb 2002) [Only paragraphs (a)(1), (g), (h)(1). (h)(2) and (h)(2)(i)] (Applies to Item 0006 only)

52.232-32	Performance-Based Payments (Feb 2002)

52.222-26	Equal Opportunity (Feb 1999)
52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec 2001)
52.222-36	Affirmative Action for Workers with Disabilities (Jun 1998)
52.223-3	Hazardous Material Identification and Material Safety Data (Jan 1997) (Alternate I, Jan 1997)

52.225-1	Buy American Act-Balance of Payments-Supplies (Feb 2002)

52.225-13	Restrictions on Certain Foreign Purchases (Jul 2000)

52.227-1	Authorization and Consent (Jul 1995) Alternate I (Apr 1984)
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (Aug 1996)
52.227-11	Patent Rights — Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.
52.227-14	Rights in Data — General (Jun 1987)
52.232-1	Payments (Apr 1984)

52.232-32	Performance — Based Payments (Feb 2002) (delete paragraph (c)(2))

52.232-17	Interest (Jun 1996) [Delete reference to “(net of any applicable tax credit under the Internal Revenue Code (26 U.S.C. 1481)” in subparagraph (a) and subparagraph (c).
52.242-1	Notice of Intent to Disallow Costs (Apr 1984) (Applies only to Item 0006)
52.242-13	Bankruptcy (Jul 1995)
52.245-2	Government Property (Fixed Price)(Dec 1989)(as implemented at Paragraph H.12)

HHSAR SOURCE	TITLE AND DATE (48 CFR Chapter 3)
352.223-70	Safety and Health (Jan 2001)
352.232-9	Withholding of Contract Payment (Apr 1984)

352.224-70	Confidentiality of Information ((Apr 1984)
352.270-5	Key Personnel (Apr 1984)
352.270-6	Publications and Publicity (Jul 1991)
352.270-9	Care of Live Vertebrate Animals ((Jan 2001)

Section I-2 CLAUSES IN FULL TEXT

I.2 FAR 52.244-6 SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCT 1998)

(a)	Definitions.

“Commercial item”, as used in this clause, has the meaning contained in the clause at 52.202-1, Definitions.

“Subcontract”, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b)	To the maximum extent practicable, the Subcontractors shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or non-developmental items as components of items to be supplied under this Subcontract.

(c)	The Contractor shall insert the following in subcontracts for commercial items:

(i)	52.219-8, Utilization of Small Business Concerns (OCT 2000)

(ii)	52.222-26, Equal Opportunity (APR 2002) (E.O. 11246);

(iii)	52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212(a));

(iv)	52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793); and

(d)	The Subcontractor shall include the terms of this clause, including this paragraph (d), in lower-tier subcontracts awarded under this Subcontract.

I.3 TERMINATION FOR CONVENIENCE (FIXED PRICE)

(a)	The Contractor may terminate performance of work under this Subcontract in whole or, from time to time, in part, if the Contractual Officer determines that a termination is in the Contractor’s interest, but only if and to the same extent that the Government has terminated the Contractor’s Prime Contract. The Contractual Officer shall terminate by delivering to the Subcontractor a Notice of Termination specifying the extent of termination and the effective date.

(b)	After receipt of a Notice of Termination, and except as directed by the Contractual Officer, the Subcontractor(s) shall immediately proceed with the following obligations, regardless of any delay in determining or adjusting any amounts due under this clause:

(1)	Stop work as specified in the notice.

(2)	Place no further subcontracts or orders (referred to as subcontracts in this clause) for materials, services, or facilities, except as necessary to complete the continued portion of the Subcontract.

(3)	Terminate all subcontracts to the extent they relate to the work terminated.

(4)	Assign to the Contractor or the Government, as directed by the Contractual Officer, all right, title, and interest of the Subcontractor(s) under the subcontracts terminated, in which case the Contractor shall have the right to settle or to pay any termination settlement proposal arising out of those terminations.

(5)	With approval or ratification to the extent required by the Contractual Officer, settle all outstanding liabilities and termination settlement proposals arising from the termination of subcontracts; the approval or ratification will be final for purposes of this clause.

(6)	As directed by the Contractual Officer, transfer title and deliver to the Contractor or the Government -

(i)	The fabricated or unfabricated parts, work in process, completed work, supplies and other material produced or acquired for the work terminated; and

(ii)	The completed or partially completed plans, drawings, information, and other property that, if the Subcontract had been completed would be required to be furnished to the Contractor or the Government.

(7)	Complete performance of the work not terminated.

(8)	Take any action that may be necessary, or that the Contractual Officer may direct, for the protection and preservation of the property related to this Subcontract that is in the possession of the Subcontractor(s) and in which the Contractor or the Government has or may acquire an interest.

(9)	Use its best efforts to sell, as directed or authorized by the Contractual Officer, any property of the types referred to in subparagraph (b)(6) of this clause; provided, however, that the Subcontractor(s) (i) is not required to extend credit to any purchaser and (ii) may acquire the property under the conditions prescribed by, and at prices approved by, the Contractual Officer. The proceeds of any transfer or disposition will be applied to reduce any payments to be made by the Contractor under this Subcontract, credited to the price or cost of the work, or paid in any other manner directed by the Contractual Officer.

(c)	The Subcontractor shall submit complete termination inventory schedules no later than 90 days from the effective date of termination, unless extended in writing by the Contractual Officer upon written request of the Subcontractor within this 90-day period.

(d)	After expiration of the plant clearance period as defined in Subpart 45.6 of the Federal Acquisition Regulation, the Subcontractor may submit to the Contractual Officer a list, certified as to quantity and quality, of termination inventory not previously disposed of, excluding items authorized for disposition by the Contractual Officer. The Subcontractor may request the Contractor to remove those items or enter into an agreement for their storage. Within 30 days, the Contractor will accept title to those items and remove them or enter into a storage agreement. The Contractual Officer may verify the list upon removal of the items, or if stored, within 45 days from submission of the list, and shall correct the list, as necessary, before final settlement.

(e)	After termination, the Subcontractor shall submit a final termination settlement proposal to the Contractual Officer in the form and with the certification prescribed by the Contractual Officer. The Subcontractor shall submit the proposal promptly, but no later than 240 days from the effective date of termination, unless extended in writing by the Contractual Officer upon written request the Subcontractor within this 240-day period. However, if the Contractual Officer determines that the facts justify it, a termination settlement proposal may be received and acted on after 240 days or any extension. If the Subcontractor fails to submit the proposal within the time allowed, the Contractual Officer may determine, on the basis of information available, the amount, if any, due the Subcontractor because of the termination and shall pay the amount determined.

(f)	Subject to paragraph (e) of this clause, the Subcontractor and the Contractual Officer may agree upon the whole or any part of the amount to be paid or remaining to be paid because of the termination. The amount may include a reasonable allowance for profit on work done. However, the agreed amount, whether under this paragraph (f) or paragraph (g) of this clause, exclusive of costs shown in subparagraph (g)(3) of this clause, may not exceed the total Subcontract price as reduced by (1) the amount of payments previously made and (2) the Subcontract price of work not terminated. The Subcontract shall be modified, and the Subcontractor(s) paid the agreed amount. Paragraph (g) of this clause shall not limit, restrict, or affect the amount that may be agreed upon to be paid under this paragraph.

(g)	If the Subcontractor and the Contractual Officer fail to agree on the whole amount to be paid because of the termination of work, the Contractual Officer shall pay the Subcontractor the amounts determined by the Contractual Officer as follows, but without duplication of any amounts agreed on under paragraph (f) of this clause:

(1)	The Subcontract price for completed supplies or services accepted by the Contractor (or sold or acquired under subparagraph (b)(9) of this clause) not previously paid for, adjusted for any saving of freight and other charges.

(2)	The total of -

(i)	The costs incurred in the performance of the work terminated, including initial costs and preparatory expense allocable thereto, but excluding any costs attributable to supplies or services paid or to be paid under subparagraph (g)(1) of this clause;

(ii)	The cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of the Subcontract if not included in subdivision (g)(2)(i) of this clause; and

(iii)	A sum, as profit on subdivision (g)(2)(i) of this clause, determined by the Contractual Officer under 49.202 of the Federal Acquisition Regulation, in effect on the date of this Subcontract, to be fair and reasonable; however, if it appears that the Subcontractor(s) would have sustained a loss on the entire Subcontract had it been completed, the Contractual Officer shall allow no profit under this subdivision (g)(2)(iii) and shall reduce the settlement to reflect the indicated rate of loss.

(3)	The reasonable costs of settlement of the work terminated, including -

(i)	Accounting, legal, clerical, and other expenses reasonably necessary for the preparation of termination settlement proposals and supporting data;

(ii)	The termination and settlement of subcontracts (excluding the amounts of such settlements); and

(iii)	Storage, transportation, and other costs incurred, reasonably necessary for the preservation, protection, or disposition of the termination inventory.

(h)	Except for normal spoilage, and except to the extent that the Contractor or the Government expressly assumed the risk of loss, the Contractual Officer shall exclude from the amounts payable to the Subcontractor under paragraph (g) of this clause, the fair value, as determined by the Contractual Officer, of property that is destroyed, lost, stolen, or damaged so as to become undeliverable to the Contractor.

(i)	The cost principles and procedures of Part 31 of the Federal Acquisition Regulation, in effect on the date of this Subcontract, shall govern all costs claimed, agreed to, or determined under this clause.

(j)	The Subcontractor shall have the right to dispute the termination settlement amount unilaterally established by Contractor under paragraph (e) or (g) of this clause and any equitable adjustment unilaterally established by the Contractor under paragraph (l), except that if the Subcontractor failed to submit the termination settlement proposal or request for equitable adjustment within the time provided in paragraph (e) or (l), respectively, and failed to request a time extension, there is no right to dispute the amount allowed by the Contractor.

(k)	In arriving at the amount due the Subcontractor under this clause, there shall be deducted

(1)	All unliquidated advance or other payments to the Subcontractor under the terminated portion of this Subcontract;

(2)	Any claim which the Contractor has against the Subcontractor under this Subcontract; and

(3)	The agreed price for, or the proceeds of sale of, materials, supplies, or other things acquired by the Subcontractor(s) or sold under the provisions of this clause and not recovered by or credited to the Contractor.

(l)	If the termination is partial, the Subcontractor may file a proposal with the Contractual Officer for an equitable adjustment of the price(s) of the continued portion of the Subcontract. The Contractual Officer shall make any equitable adjustment agreed upon. Any proposal by the Subcontractor for an equitable adjustment under this clause shall be requested within 90 days from the effective date of termination unless extended in writing by the Contractual Officer.

(m)	(1)	The Contractor may, under the terms and conditions it prescribes, make partial payments and payments against costs incurred by the Subcontractor for the terminated portion of the Subcontract, if the Contractual Officer believes the total of these payments will not exceed the amount to which the Subcontractor will be entitled.

(2)	If the total payments exceed the amount finally determined to be due, the Subcontractor(s) shall repay the excess to the Contractor upon demand, together with interest computed at the rate established by the Secretary of the Treasury under 50 U.S.C. App. 1215(b)(2). Interest shall be computed for the period from the date the excess payment is received by the Subcontractor to the date the excess is repaid. Interest shall not be charged on any excess payment due to a reduction in the Subcontractor’s termination settlement proposal because of retention or other disposition of termination inventory until 10 days after the date of the retention or disposition, or a later date determined by the Contractual Officer because of the circumstances.

(n)	Unless otherwise provided in this Subcontract or by statute, the Subcontractor shall maintain all records and documents relating to the terminated portion of this Subcontract for 3 years after final settlement. This includes all books and other evidence bearing on the Subcontractors’ costs and expenses under this Subcontract. The Subcontractor shall make these records and documents available to the Contractor and the Government, at the Subcontractors’ offices, at all reasonable times, without any direct charge. If approved by the Contractual Officer, photographs, microphotographs, or other authentic reproductions may be maintained instead of original records and documents.

I.4 DEFAULT (FIXED PRICE)

(a)(1)	The Contractor may, subject to paragraphs (c) and (d) of this clause, by written notice of default to the Subcontractor terminate this Subcontract in whole or in part if the Subcontractor fails to:

(i)	Deliver the supplies or to perform the services within the time specified in this Subcontract or any extension

(ii)	Make progress, so as to endanger performance of this Subcontract (but see subparagraph (a)(2) of this clause); or

(iii)	Perform any of the other provisions of this Subcontract (but see subparagraph (a)(2) of this clause).

(2)	The Contractor’s right to terminate this Subcontract under subdivisions (a)(1)(ii) and (1)(iii) of this clause, may be exercised if the Subcontractor does not provide the Contractor with written assurances that it can and will cure such failure within 10 days (or more if authorized in writing by the Contractual Officer) after receipt of the notice from the Contractual Officer specifying the failure. The failure of Contractor to issue such notice to the Subcontractor, or to give the Subcontractor at least 10 days within which to cure its failure to perform under subdivisions (a)(1)(ii) or (1)(iii), shall not be a basis to invalidate a default termination if, in fact, the Subcontractor was either failing to make progress so as to endanger performance or was in breach of a material Subcontract requirement.

(b)	If the Contractor terminates this Subcontract in whole or in part, it may acquire, under the terms and in the manner the Contractual Officer considers appropriate, supplies or services similar to those terminated, and the Subcontractor shall be liable to the Contractor for any excess costs for those supplies or services. However, the Subcontractor shall continue the work not terminated.

(c)	Except for defaults of subcontractors at any tier, the Subcontractor(s) shall not be liable for any excess costs if the failure to perform the Subcontract arises from causes beyond the control and without the fault or negligence of the Subcontractor. Examples of such causes include (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance the failure to perform must be beyond the control and without the fault or negligence of the Subcontractor.

(d)	If the failure to perform is caused by the default of a Subcontractor to the Subcontractor at any tier, and if the cause of the default is beyond the control of both the Subcontractor and any of their subcontractors, and without the fault or negligence of either Subcontractor any of their lower-tier subcontractors, the Subcontractor shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or services were obtainable from other sources in sufficient time for the Subcontractor to meet the required delivery schedule.

(e)	If this Subcontract is terminated for default, the Contractor may require the Subcontractor(s) to transfer title and deliver to the Contractor or to the Government, as directed by the Contractual Officer, any (1) completed supplies, and (2) partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (collectively referred to as “manufacturing materials” in this clause) that the Subcontractor has specifically produced or acquired for the terminated portion of this Subcontract. Upon direction of the Contractual Officer, the Subcontractor shall also protect and preserve property in its possession in which the Contractor or the Government has an interest.

(f)	The Contractor shall pay the Subcontract price for completed supplies delivered and accepted. The Subcontractor and Contractual Officer shall agree on the amount of payment for manufacturing materials delivered and accepted and for the protection and preservation of the property. The Contractor may withhold from these amounts any sum the Contractual Officer determines to be necessary to protect the Contractor against loss because of outstanding liens or claims of former lien holders.

(g)	If, after termination, it is determined that the Subcontractor was not in default, or that the default was excusable, the rights and obligations of the parties shall be the same as if the termination had been issued for the convenience of the Contractor.

(h)	The rights and remedies of the Contractor in this clause are in addition to any other rights and remedies provided by law or under this Subcontract.

I.5 Care of Live Vertebrate Animals

The following notice is applicable when subcontract performance is expected to involve care of live vertebrate animals:

The Public Health Service (PHS) Policy on Human Care and Use of Laboratory Animals establishes a number of requirements for research activities involving animals. Before a PHS award may be made to an applicant organization, the organization shall file, with the Office of Extramural Research (OER), Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), PHS, a written Animal Welfare Assurance which commits the organization to comply with the provisions of the PHS Policy on Humane Care and Use of Laboratory Animals by Awardee Institutions, the Animal Welfare Act, and the Guide for the Care and Use of Laboratory Animals prepared by the Institute of Laboratory Animal Resources. In accordance with the PHS Policy on Humane Care and Use of Laboratory Animals by Awardee Institutions, applicant organizations must establish a committee, qualified through the experience and expertise of its members, to oversee the institution’s animal program, facilities and procedures. No PHS award involving the use of animals shall be made unless the Animal Welfare Assurance has been approved by OER. Prior to award, the Contracting Officer will notify Contractor(s) selected for projects that involve live vertebrate animals that an Animal Welfare Assurance is required. The Contracting Officer will request that OER, OLAW negotiate an acceptable Animal Welfare Assurance with those Contractor(s). For further information, OER,

OLAW, may be contacted at Rockledge Center I — Suite 1050, 6705 Rockledge Drive, Bethesda, MD 20817, (301) 496-7163, ext 234. FAX copies are of the PHS Policy are available at (301) 402-2803. This policy is also available on the internet at http://www.grants.nih.gov/grants/olaw/olaw.htm.

Section J — List Of Attachments

A            Statement of Work

B            Subcontractors’ Certifications, Representations, and Other Statements

SECTION J, ATTACHMENT A
STATEMENT OF WORK

The following Contract Line Items (CLINs) shall be performed by the Subcontractor to satisfy the efforts associated with the noted Milestones set out in the statement of work issued by the NIH. In the case of any discrepancies with the noted Milestones and this Agreement, this Agreement shall prevail.

CLIN 0001- Process Development, Validation, and Manufacturing

     AA Product Development Plan (PDP) (Milestone 1)

The Product Development Plan *****

     AB Product Development Plan (PDP) and Quality Systems Plan (QSP) Updates (Milestone 17)

Update the PDP (Item 0001AA) and QSP (Item 0001AC) after manufacture *****

     AC Quality Systems Plan (QSP) (Milestone 2)

The QSP shall describe *****

     AD Regulatory Support Plan (Manufacturing) (Milestone 5)

The Regulatory Support Plan shall describe *****

     AE Updated Regulatory Support Plan (Milestone 16)

Update the Regulatory Support Plan *****

     AF Summary Report (Milestone 6)

A summary report shall be prepared and submitted *****

     AG Manufacture and Delivery *****

*****

*****

     AH Small-Scale Investigation for a Lyophilized Product (Milestone 1)

Conduct a lyophilization study *****

CLIN 0002- Vaccine Stockpile Maintenance Plan

AA.	Develop a plan to maintain, test, and replenish the MVA vaccine in the U.S. Government stockpile for the term of the Prime Contract (Estimate: Until 36 months after Subcontract Award) (Milestone 8)

This plan shall address all considerations necessary to *****

CLIN 0003- Large-Scale Manufacturing

     AA Large-Scale Production Plan (LPP) (Milestone 9)

Submit to Acambis a Large-Scale Production Plan (LPP) *****

*****

*****

     AB Manufacture Purified Bulk MVA – Deliver Sufficient Volume *****

Manufacture sufficient purified bulk vaccine *****

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     AC Additional *****

If the***** delivered under *****

     AD Formulate, fill and finish Item 0003AB. *****

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     AE. Formulate, fill and finish *****

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     AF Deliver Vials of Filled Vaccine (2.5 million Doses) (Milestone 14)

Ship Baxter *****

     AG Deliver Vials of Filled Vaccine (500,000 Doses) (Milestone 14)

Ship Baxter- *****

CLIN 0004- Stockpile Maintenance/Stability Studies

     AA Stability Program (Milestone 18)

Perform stability testing of purified bulk vaccine to *****

*****

*****

CLIN 0005- Replenishment Vaccine (Milestone 18)

     AA Deliver Replacement Single-Dose vials of MVA (As Ordered)

Vaccine vials *****

*****

CLIN 0006 – Provide any and all travel necessary to accomplish the work identified above. Actual costs for travel are reimbursed in amounts not to exceed allowable costs under FAR.

Overall Requirement (Applicable to all Items): All manufacturing activities shall be performed in accordance with *****

SECTION K – CERTIFICATIONS, REPRESENTATIONS AND OTHER STATEMENTS

Representations, Certifications, and Other Statements of Offerors or Quoters
(Negotiated).

1. FAR 52.203-2 Certification of Independent Price Determination

2. FAR 52.203-11 Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (DEVIATION)

3. FAR 52.204-3 Taxpayer Identification

4. FAR 52.204-5 Women-Owned Business (Other Than Small Business)

5. FAR 52.204-6 Data Universal Numbering System (DUNS) Number

6. FAR 52.209-5 Certification Regarding Debarment, Suspension, Proposed Debarment and Other Responsibility Matters

7. FAR 52.215-6 Place of Performance

8. FAR 52.215-16 Facilities Capital Cost of Money

9. FAR 52.219-1 Small Business Program Representations

10. FAR 52.219-19 Small Business Concern Representation for the Small Business Competitiveness Demonstration Program

11. FAR 52.219-21 Small Business Size Representation for Targeted Industry Categories Under the Small Business Competitiveness Demonstration Program

12. FAR 52.219-22 Small Disadvantaged Business Status

13. FAR 52.222-18 Certification Regarding Knowledge of Child Labor for Listed End Products

14. FAR 52.222-21 Certification of Nonsegregated Facilities

15. FAR 52.222-22 Previous Contracts and Compliance Reports

16. FAR 52.222-25 Affirmative Action Compliance

17. FAR 52.222-38 Compliance with Veterans’ Employment Reporting Requirements

18. FAR 52.222-48 Exemption From Application of Service Contract Act Provisions

19. FAR 52.223-4 Recovered Material Certification

20. FAR 52.225-2 Buy American Act Certificate

21. FAR 52.226-2 Historically Black College or University and Minority Institution Representation

22. FAR 52.227-6 Royalty Information

23. FAR 52.230-1 Cost Accounting Standards Notices and Certification

24. —— Certification of Institutional Policy on Conflict of Financial Interest

To Be Completed by the Offeror: (The Representations and Certifications must be executed by an individual authorized to bind the offeror.) The offeror makes the following Representations and Certifications as part of its proposal (check/complete all appropriate boxes or blanks on the following pages).

(Name of Offeror)	(RFP No.)

(Date):
(Signature of Authorized Individual)

Note: The penalty for making false statements in offers is prescribed in USC 1001
18 (Typed Name of Authorized Individual)

K.1 52.203-2 CERTIFICATE OF INDEPENDENT PRICE DETERMINATION (APRIL 1985)

[NOTE: This provision is applicable when a firm-fixed price or fixed-price with economic price adjustment contract is contemplated.]

(a) The offeror certifies that -

(1) The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other offeror or competitor relating to (i) those prices, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered;

(2) The prices in this offer have not been and will not be knowingly disclosed by the offeror, directly or indirectly, to any other offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

(3) No attempt has been made or will be made by the offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

(b) Each signature on the offer is considered to be a certification by the signatory that the signatory—

(1) Is the person in the offeror’s organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above; or

(2) (i) Has been authorized in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above

[insert full name of person(s) in the offeror’s organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the offeror’s organization];

(ii) As an authorized agent, does certify that the principals named in subdivision (b)(2)(i) above have not participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above; and

(iii) As an agent, has not personally participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above.

(c) If the offeror deletes or modifies subparagraph (a)(2) above, the offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.

K.2 52.203-11 CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (DEVIATION)

(a) The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitations on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this certification.

(b) The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989 -

(1) No Federal appropriated funds have been paid or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of a contract resulting from this solicitation.

(2) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit with its offer, OMB Standard Form-LLL, “Disclosure of Lobbying Activities”, to the Contracting Officer, and

(3) He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c) Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, Title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

K.3 FAR 52.204-3 TAXPAYER IDENTIFICATION (OCT 1998)

(a) Definitions.

“Common parent,” as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Number (TIN),” as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns. The TIN may be either a Social Security Number or an Employer Identification Number.

(b) All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(c) The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

(d) Taxpayer Identification Number (TIN).

[  ] TIN:

[  ] TIN has been applied for.

[  ] TIN is not required because:

_______ Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

_______Offeror is an agency or instrumentality of a foreign government;

_______Offeror is an agency or instrumentality of a Federal Government.

(e) Type of organization.

___Sole proprietorship;
___Partnership;
___Corporate entity (not tax-exempt);
___Corporate entity (tax-exempt);
___Government entity (Federal, State, or local);
___Foreign government;
___International organization per 26 CFR 1.6049-4;
___Other:

(f) Common Parent.

     [  ] Offeror is not owned or controlled by a common parent as defined in paragraph

(a) of this provision.

     [  ] Name and TIN of common parent:

Name:

TIN:

K.4 52.204-5 WOMEN-OWNED BUSINESS (Other Than Small Business) (MAY 1999)

(a) Definition. Women-owned business concern, as used in this provision, means a concern that is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of its stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

(b) Representation. [Complete only if the offeror is a women-owned business concern and has not represented itself as a small business concern in paragraph (b)(1) of FAR 52.219-1, Small Business Program Representations, of this solicitation.]

     The offeror represents that it [  ] is a women-owned business concern.

K.5 52.204-6 DATA UNIVERSAL NUMBERING SYSTEM (DUNS) NUMBER (JUNE 1999)

(a) The offeror shall enter, in the block with its name and address on the cover page of its offer, the annotation “DUNS” followed by the DUNS number that identifies the offeror’s name and address exactly as stated in the offer. The DUNS number is a nine-digit number assigned by Dun and Bradstreet Information Services.

(b) If the offeror does not have a DUNS number, it should contact Dun and Bradstreet directly to obtain one. A DUNS number will be provided immediately by telephone at no charge to the offeror. For information on obtaining a DUNS number, if located within the United States, the offeror should call Dun and Bradstreet at 1-800-333-0505. The offeror should be prepared to provide the following information:

(1) Company name.

(2) Company address.

(3) Company telephone number.

(4) Line of business.

(5) Chief executive officer/key manager.

(6) Date the company was started.

(7) Number of people employed by the company.

(8) Company affiliation.

(c) Offerors located outside the United States may obtain the location and phone number of the local Dun and Bradstreet Information Services office from the Internet home page at http://www.customerservice@dnb.com. If an offeror is unable to locate a local service center, it may send an e-mail to Dun and Bradstreet at globalinfo@mail.dnb.com.

K.6 52.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED SUSPENSION, PROPOSED DEBARMENT AND OTHER RESPONSIBILITY MATTERS (DECEMBER 2001)

(NOTE: Applies to contracts expected to exceed $100,000.)

(a) (1) The Offeror certifies, to the best of its knowledge and belief, that -

(i) The Offeror and/or any of its Principals —

(A) Are [  ], are not [  ] presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B) Have [  ], have not [  ], within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C) Are [  ], are not [  ] presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

(B) If the offeror has responded affirmatively, the offeror shall provide additional information if requested by the Contracting Officer; and

(ii) The Offeror has [  ], has not [  ], within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) “Principals” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror’s responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making an award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

K.7 FAR 52.215-6 PLACE OF PERFORMANCE (OCT 1997)

(a) The offeror or respondent, in the performance of any contract resulting from this solicitation, [  ] intends, [  ] does not intend [check applicable block] to use one or more plants or facilities located at a different address from the address of the offeror or respondent as indicated in this proposal or response to request for information.

(b) If the offeror or respondent checks “intends” in paragraph (a) of this provision, it shall insert in the following spaces the required information:

PLACE OF PERFORMANCE	NAME AND ADDRESS OF
OWNER AND
STREET ADDRESS, CITY, STATE, COUNTY,	OPERATOR OF THE PLANT OR
COUNTY, ZIP CODE)	FACILITY IF OTHER THAN
OFFEROR
OR RESPONDENT

K.8 52.215-16 FACILITIES CAPITAL COST OF MONEY (OCTOBER 1997)

(a) Facilities capital cost of money [(see FAR 15.408(h)] will be an allowable cost under the contemplated contract, if the criteria for allowability in subparagraph 31.205-10(a)(2) of the Federal Acquisition Regulation are met. One of the allowability criteria requires the prospective Contractor to propose facilities capital cost of money in its offer.

If the offeror elects to claim this cost, the offeror shall specifically identify or propose it in the cost proposal for the contract by checking the appropriate box below.

[  ]The prospective Contractor has specifically identified or proposed facilities capital cost of money in its cost proposal and elects to claim this cost as an allowable cost under the contract. Submit Form CASB-CMF (see FAR 31.205-10).

[  ] The prospective Contractor has not specifically identified or proposed facilities capital cost of money in its proposal and elects not to claim it as an allowable cost under the contract.

(b) If the prospective Contractor does not propose this cost, the resulting contract will include the clause “Waiver of Facilities Capital Cost of Money,” FAR 52.215-17.

K.9 52.219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (APRIL 2002)

(Note: This provision applies to solicitations exceeding the micro-purchase threshold when the contract is to be performed in the United States, its territories or possessions, Puerto Rico, the Trust Territory of the Pacific Islands, or the District of Columbia.)

(a) (1) The North American Industry Classification System (NAICS) code for this acquisition is 54171

     (2) The small business size standard is 500 employees

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b) Representations.

(1) The offeror represents as part of its offer that it [  ] is, [  ] is not a small business concern.

(2) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents, for general statistical purposes, that it [  ] is, [  ] is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it [  ] is, [  ] is not a women-owned small business concern.

(4) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it [  ] is, [  ] is not a veteran-owned small business concern.

(5) (Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.) The offeror represents as part of its offer that it [  ] is, [  ] is not a service-disabled veteran owned small business concern.

(6) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents , as a part of its offeror, that–

(i) It [  ] is, [  ] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR part 126; and

(ii) It [  ] is, [  ] is not a joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture: _______________________________________] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(c) Definitions. As used in this provision—

Service-disabled veteran-owned small business concern—

(1) Means a small business concern—(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock or which is owned by one or more service-disabled veterans; and (ii) The Management and daily business operation of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran. (2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service connected, as defined in 38 U.S.C. 101(16).

Small business concern, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

Women-owned small business concern, means a small business concern- (1) That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2) Whose management and daily business operations are controlled by one or more women.

Veteran-owned small business concern means a small business concern— (1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S. C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The management and daily business operations of which are controlled by one or more veterans.

(d) Notice.

(1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall—

     (i) Be punished by imposition of fine, imprisonment, or both;

     (ii) Be subject to administrative remedies, including suspension and debarment; and

     (iii) Be ineligible for participation in programs conducted under the authority of the Act.

K.10 52.219-19 SMALL BUSINESS CONCERN REPRESENTATION FOR THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (OCTOBER 2000)

(This representation must be completed if the acquisition is for one of the four designated industry groups of the Small Business Competitiveness Demonstration Program specified in FAR 19.1005(a)[includes Construction Contracts under NAICS codes that comprise Industry Subsectors 233, 234 and 235].)

—NOT APPLICABLE—

(a) Definition

“Emerging small business” as used in this solicitation, means a small business concern whose size is no greater than 50 percent of the numerical size standard applicable to the North American Industry Classification System (NAICS) code assigned to a contracting opportunity.

(b) (Complete only if offeror has represented itself under the provision at FAR 52.219-1 as a small business concern under the size standards of this solicitation.)

     The Offeror [  ] is, [X] is not an emerging small business.

(c) (Complete only if the Offeror is a small business or an emerging small business, indicating its size range.)

Offeror’s number of employees for the past twelve months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror’s average annual gross revenue for the last 3 fiscal years (Check this column if size standard stated in solicitation is expressed in terms of annual receipts). (Check one of the following.)

Number of Employees	Average Annual Gross Revenues
[ ] 50 or fewer	[ ] $1 million or less
[ ] 51 – 100	[ ] $1,000,001 — $2 million
[ ] 101 – 250	[ ] $2,000,001 — $3.5 million
[ ] 251 – 500	[ ] $3,500,001 — $5 million
[ ] 501 – 750	[ ] $5,000,001 — $10 million
[ ] 751 — 1,000	[ ] $10,000,001 — $17 million
[ ] Over 1,000	[ ] Over $17 million

K.11 52.219-21 SMALL BUSINESS SIZE REPRESENTATION FOR TARGETED INDUSTRY CATEGORIES UNDER THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (MAY 1999)

(Complete only if the Offeror has represented itself under the provision 52.219-1 as a small business concern under the size standards of this solicitation.)

(NOTE: This representation must be completed if this solicitation covers one of the ten targeted industry categories under the Small Business Competitiveness Demonstration Program and if the offeror has certified itself under the clause at FAR 52.219-1 to be a small business concern under the size standards of this solicitation).

—NOT APPLICABLE—

Offeror’s number of employees for the past twelve months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror’s average annual gross revenue for the last three fiscal years (check this column if size standard stated in solicitation is expressed in terms of annual receipts). (Check one of the following.)

No. of Employees	Average Annual Gross Revenues
☐ 50 or fewer	☐ $1 million or less
☐ 51 – 100	☐ $1,000,001 — $2 million
☐ 101 –250	☐ $2,000,001 — $3.5 million
☐ 251 – 500	☐ $3,500,001 — $5 million
☐ 501 – 750	☐ $5,000,001 — $10 million
☐ 751 — 1,000	☐ $10,000,001 — $17 million
☐ Over 1,000	☐ Over $17 million

The ten targeted industries are as follows:

Product	SIC Code	Description
Service Code
G004	8742	Counseling/Training/Social Rehabilitation Services
J099	7699	Maintenance, Repair and Rebuilding of Equipment (Office
		Machines, Text Processing Systems & Visible Record Equipment)
K099	7699	Modification of Equipment (misc.)
Q210	8099, 8742	General Health Care Services
R406	8742	Policy Review/Development Services
R497	7299	Personal Services
6505	2833, 2834	Drugs and Biologics
	2835, 2836
7045	3572, 3695	ADP Supplies
	5065
7110	5021	Office Furniture
7510	5112	Office Supplies

K.12 52.219-22 SMALL DISADVANTAGED BUSINESS STATUS (OCTOBER 1999)

(Note: This applies to competitive solicitations over $100,000 under the SIC Major Groups for which a price evaluation adjustment is applicable.)

—NOT APPLICABLE—

(a) General. This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation. Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b) Representations.

(1) General. The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

☐ (i) It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A) No material change in disadvantaged ownership and control has occurred since its certification;

(B) Where the concern is owned by one or more disadvantaged individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C) It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net); or

☐ (ii) It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2) ☐ For Joint Ventures. The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture. [The
offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                                                                                 .]

(c) Penalties and Remedies. Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall:

          (1) Be punished by imposition of a fine, imprisonment, or both;

          (2) Be subject to administrative remedies, including suspension and debarment; and

          (3) Be ineligible for participation in programs conducted under the authority of the Small
          Business Act.

Alternate I (OCTOBER 1998)

(Note: Applies when price evaluation adjustment for small disadvantaged business concerns is authorized on a regional basis. Designated regions by Major SIC Category can be found at http://www.arnet.gov/References/sdbadjustments.htm . Currently, this includes SIC Major Industry Groups 15, 16, 17, which are all construction related groups.)

As prescribed in 19.306(b), add the following paragraph (b)(3) to the basic provision:

(3) Address. The offeror represents that its address___is, ___is not in a region for which a small disadvantaged business procurement mechanism is authorized and its address has not changed since its certification as a small disadvantaged business concern or submission of its application for certification. The list of authorized small disadvantaged business procurement mechanisms and regions is posted at http://www.arnet.gov/References/sdbadjustments.htm The offeror shall use the list in effect on the date of this solicitation. “Address,” as used in this provision, means the address of the offeror as listed on the Small Business Administration’s register of small disadvantaged business concerns or the address on the completed application that the concern has submitted to the Small Business Administration or a Private Certifier in accordance with 13 CFR part 124, subpart B. For joint ventures, “address” refers to the address of the small disadvantaged business concern that is participating in the joint venture.

K.13.	52.222-18 CERTIFICATION REGARDING KNOWLEDGE OF CHILD LABOR FOR LISTED END PRODUCTS (MAY 2001)

     (Applies to all contracts for supplies over $2,500. See FAR 22.1503 for more information)

—NOT APPLICABLE—

a. Definition.

     Forced or indentured child labor means all work or service—

(1) Exacted from any person under the age of 18 under the menace of any penalty for its nonperformance and for which the worker does not offer himself voluntarily; or

(2) Performed by any person under the age of 18 pursuant to a contract the enforcement of which can be accomplished by process or penalties.

b. Listed end products. The following end product(s) being acquired under this solicitation is (are) included in the List of Products Requiring Contractor Certification as to Forced or Indentured Child Labor, identified by their country of origin. There is a reasonable basis to believe that listed end products from the listed countries of origin may have been mined, produced, or manufactured by forced or indentured child labor.

Listed End Product	Listed Countries of Origin
NONE	N/A

c. Certification. The Government will not make award to an offeror unless the offeror, by checking the appropriate block, certifies to either paragraph (c)(1) or paragraph (c)(2) of this provision.

☐ (1) The offeror will not supply any end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in a corresponding country as listed for that end product.

☐ (2) The offeror may supply an end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in the corresponding country as listed for that product. The offeror certifies that it has made a good faith effort to determine whether forced or indentured child labor was used to mine, produce, or manufacture such end product. On the basis of those efforts, the offeror certifies that it is not aware of any such use of child labor.

K.14 52.222-21 CERTIFICATION OF NONSEGREGATED FACILITIES (FEBRUARY 1999)

(a) Segregated facilities, as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom. The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(b) The Contractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Contractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

(c) The Contractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.

K.15 FAR 52.222-22 PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB 1999)

     The offeror represents that

(a) It ☐ has ☐ has not participated in a previous contract or subcontract subject either to the Equal opportunity clause of this solicitation, the clause originally contained in Section 310 of Executive Order No. 10925, or the clause contained in Section 201 of Executive order No. 11114;

(b) It ☐ has ☐ has not filed all required compliance reports; and

(c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

K.16 FAR 52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

     The offeror represents that

(a) It ☐ has developed and has on file ☐ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2); or

(b) it ☐ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

K.17	52.222-38 COMPLIANCE WITH VETERANS’ EMPLOYMENT REPORTING REQUIREMENTS (DECEMBER 2001)

—NOT APPLICABLE—

By submission of its offer, the offeror represents that, if it is subject to the reporting requirements of 38 U.S.C. 4212(d) (i.e., if it has any contract containing Federal Acquisition Regulation clause 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), it has submitted the most recent VETS-100 Report required by that clause.

K.18.	52.222-48 EXEMPTION FROM APPLICATION OF SERVICE CONTRACT ACT PROVISIONS FOR CONTRACTS FOR MAINTENANCE, CALIBRATION, AND/OR REPAIR OF CERTAIN INFORMATION TECHNOLOGY, SCIENTIFIC AND MEDICAL AND/OR OFFICE AND BUSINESS EQUIPMENT—CONTRACTOR CERTIFICATION (AUGUST 1996)

(NOTE: This clause is applicable to all solicitations and resultant contracts calling for maintenance, calibration, and/or repair of information technology, scientific and medical, and office and business equipment if the contracting officer determines that the resultant contract may be exempt from Service Contract Act coverage).

—NOT APPLICABLE—

(a) The following certification shall be checked:

CERTIFICATION

The offeror certifies ☐, does not certify ☐ that: (1) The items of equipment to be serviced under this contract are commercial items which are used regularly for other than Government purposes, and are sold or traded by the Contractor in substantial quantities to the general public in the course of normal business operations; (2) The contract services are furnished at prices which are, or are based on, established catalog or market prices for the maintenance, calibration, and/or repair of certain information technology, scientific and medical, and/or office and business equipment. An “established catalog price” is a price (including discount price) recorded in a catalog, price list schedule, or other verifiable and established record that is regularly maintained by the manufacturer or the Contractor and is either published or otherwise available for inspection by customers. An “established market price” is a current price, established in the usual course of ordinary and usual trade between buyers and sellers free to bargain, which can be substantiated by data from sources independent of the manufacturer or Contractor; and (3) The Contractor utilizes the same compensation (wage and fringe benefits) plan for all service employees performing work under the contract as the Contractor uses for equivalent employees servicing the same equipment of commercial customers.

(b) If a negative certification is made and a Service Contract Act wage determination is not attached to the solicitation, the Contractor shall notify the Contracting Officer as soon as possible.

(c) Failure to execute the certification in paragraph (a) of this clause or to contact the Contracting Officer as required in paragraph (b) of this clause may render the bid or offer nonresponsive.

K.19. 52.223-4 RECOVERED MATERIAL CERTIFICATION (OCTOBER 1997)

(This certification is applicable in solicitations that are for, or specify the use, of recovered materials.)

—NOT APPLICABLE—

As required by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6962(c)(3)(A)(i)), the offeror certifies, by signing this offer, that the percentage of recovered materials to be used in the performance of the contract will be at least the amount required by the applicable contract specifications.

K.20 52.225-2 BUY AMERICAN ACT CERTIFICATE (MAY 2002)

(a) The offeror certifies that each end product, except those listed in paragraph (b) of this provision, is a domestic end product as defined in the clause of this solicitation entitled “Buy American Act—Supplies” and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States. The offeror shall list as foreign end products those end products manufactured in the United States that do not qualify as domestic end products.

(b) Foreign End Products:

          Line Item No.:
          Country of Origin:
          (List as necessary)

(c) The Government will evaluate offers in accordance with the policies and procedures of Part 25 of the Federal Acquisition Regulation.

K.21	52.226-2 HISTORICALLY BLACK COLLEGE OR UNIVERSITY AND MINORITY INSTITUTION REPRESENTATION (MAY 2001)

(a) Definitions. As used in this provision—

Historically Black College or University means an institution determined by the Secretary of Education to meet the requirements of 34 CFR 608.2. For the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, the term also includes any nonprofit research institution that was an integral part of such a college or university before November 14, 1986.

Minority Institution means an institution of higher education meeting the requirements of Section 1046(3) of the Higher Education Act of 1965 (20 U.S.C. 1067k, including a Hispanic-serving institution of higher education, as defined in Section 316(b)(1) of the Act (20 U.S.C. 1101a.)).

(b) Representation. The offeror represents that it—

☐ is ☐ is not a Historically Black College or University;

☐ is ☐ is not a Minority Institution.

K.22 52.227-6 ROYALTY INFORMATION (APRIL 1984)

(a) Cost or charges for royalties. When the response to this solicitation contains costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

          (1) Name and address of licensor.

          (2) Date of license agreement.

          (3) Patent numbers, patent application serial numbers or other basis on which the royalty is payable.

          (4) Brief description, including any part or model numbers of each contract item or component on which the royalty is payable.

          (5) Percentage or dollar rate of royalty per unit.

          (6) Unit price of contract item.

          (7) Number of units.

          (8) Total dollar amount of royalties.

(b) Copies of current licenses. In addition, if specifically requested by the Contracting Officer before execution of the contract, the offeror shall furnish a copy of the current license agreement and an identification of applicable claims of specific patents.

K.23 52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUNE 2000)

Note: Commercial Items sold at firm-fixed prices – NOT APPLICABLE

Note: This notice does not apply to small businesses or foreign governments. This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS-coverage pursuant to 48 CFR 9903.201-2(C)(5) or 9903.201-2(c)(6), respectively.

I. Disclosure Statement — Cost Accounting Practices and Certification

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

☐ (1) Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as part of the offer, copies of the Disclosure Statement have been submitted as follows:

(i) original and one copy to the cognizant Administrative Contracting Officer (ACO), or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and;

(ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable.. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation).

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐ (2) Certificate of Previously Submitted Disclosure Statement. The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☐ (3) Certificate of Monetary Exemption. The offeror hereby certifies that the offeror together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐ (4) Certificate of Interim Exemption. The offeror hereby certifies that:

(i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted, and

(ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

☐ (5) Certificate of Disclosure Statement Due Date by Educational Institution.

(ALTERNATE I — APRIL 1996)

If the offeror is an educational institution that, under the transition provisions of 48 CFR 9903-202-1(f), is or will be required to submit a Disclosure Statement after receipt of this award, the offeror hereby certifies that (check one and complete):

☐ (i) A Disclosure Statement filing Due Date of has been established with the cognizant Federal agency.

☐(ii) The Disclosure Statement will be submitted within the 6-month period ending ___months after receipt of this award.

Name and Address of Cognizant ACO or Federal Official Where Disclosure Statement is to be Filed:

II. Cost Accounting Standards — Eligibility for Modified Contract Coverage

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

☐ The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III. Additional Cost Accounting Standards Applicable to Existing Contracts

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards Clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ YES           ☐ NO

K.24 CERTIFICATION OF INSTITUTIONAL POLICY ON CONFLICT OF FINANCIAL INTEREST (OCTOBER 1995)

(Note: This certification is applicable to Research and Development (R&D) Contracts. However, this certification does not apply to SBIR-Phase I contractors.)

By submission of its offer, the offeror certifies that:

(1) A written and enforced administrative process to identify and manage, reduce or eliminate conflicting financial interest with respect to all research projects for which funding is sought from the NIH is ☐, is not ☐ currently in effect.

(2) Should a process not be in effect at the time of the submission of its offer, the offeror certifies that it will, no later than 30 days subsequent to submission of its offer or prior to award, whichever is earlier, notify the Contracting Officer of the establishment of a written and enforced financial conflict of interest policy.